1995 STOCK OPTION PLAN

                                       OF

                            DNB FINANCIAL CORPORATION

                       (AS AMENDED AND RESTATED, EFFECTIVE
                              AS OF APRIL 27, 1999)

                                TABLE OF CONTENTS


Page

  1.     Purpose ............................................................A-3

  2.     Definitions ........................................................A-3

  3.     Administration .....................................................A-4

  4.     Maximum Limitations ................................................A-5

  5.     Conditions of Options ..............................................A-6

  6.     Exercise of Stock Options ..........................................A-7

  7.     Transferability ....................................................A-7

  8.     Adjustment Provisions ..............................................A-7

  9.     Dissolution, Merger and Consolidation ..............................A-8

10.      Effective Date and Conditions Subsequent to Effective Date .........A-8

11.      Expiration of Stock Options ........................................A-8

12.      Incentive Stock Options ............................................A-8

13.      Stock Options for Non-Employee Directors .......................... A-9

14.      Miscellaneous ......................................................A-9

                             1995 STOCK OPTION PLAN
                                       OF
                            DNB FINANCIAL CORPORATION

                       (As amended and restated, effective
                              as of April 27, 1999)

     1. Purpose. The purpose of this Plan is: (i) to provide Employees and Non-Employee Directors of DNB Financial Corporation (the "Company") and its wholly owned subsidiary, the Downingtown National Bank (the "Bank"), an opportunity to acquire a larger personal financial interest in the Company through common stock ownership, (ii) to provide an incentive for Employees and Non-Employee Directors to continue to promote the best long term interests of the Company and its shareholders by creating incremental shareholder value and enhancing its long-term performance, and (iii) to provide an incentive for Employees and Non-Employee Directors to associate or remain associated with the Company. Some or all of the Stock Options granted to Employees (but not Non-Employee Directors) pursuant to this Plan may, but need not, be structured to qualify as Incentive Stock Options ( "ISOs").

     2. Definitions. The following definitions shall apply for purposes of this Plan and any agreement relating to a Stock Option:

     (a) "Bank" shall mean Downingtown National Bank.

     (b) "Board" shall mean the Board of Directors of DNB Financial Corporation.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     (d) "Committee" shall mean the committee of Board members appointed to administer the Plan pursuant to Section 3(a), below.

     (e) "Common Stock" shall mean shares of common stock issued by DNB Financial Corporation or such class of shares to which such shares are converted hereafter.

     (f) "Company" shall mean DNB Financial Corporation

     (g) "Employee" shall mean an individual who is an employee of the Company or the Bank under general common law principles. An individual who is an "Employee", as so defined, may also be a member of the Board (but not a Non-Employee Director).

     (h) "Incentive Stock Option" or "ISO" shall mean a Stock Option that qualifies under section 422 of the Code.

     (i) "Non-Employee Director" shall mean a member of the Board who is not an Employee.

     (j) "Non-Qualified Option" shall mean a Stock Option granted under this Plan which is not an Incentive Stock Option.

     (k) "Plan" shall mean the Stock Option Plan of DNB Financial Corporation, as evidenced hereby, or as amended from time to time.

     (l) "Stock Option" shall mean an option issued pursuant to this Plan.

     (m) "Termination for Cause" shall mean termination of employment of an Employee or termination of service as a Non-Employee Director due to conduct which would authorize the forfeiture of fringe benefits or other remuneration under the Employee's written contract of employment with the Company or the Bank; or, in the absence of a written contract of employment, or in the case of any Non-Employee Director, (i) willful misconduct materially injurious to the Company, (ii) dishonesty, including, but not limited to, theft or falsification of records or the like, (iii) the commission of a crime, or (iv) gross negligence of the Employee or Non-Employee Director in the performance of his or her duties.


     3. Administration.

     (a) Board of Directors. The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 14(c)) to a Committee appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 14 (c)) shall be deemed to refer to the Committee.

     (b) Powers. Within the limits of the express provisions of the Plan, the Board shall determine:

     (i) the Employees to whom Stock Options hereunder shall be granted,

     (ii) the time or times at which such Stock Options shall be granted,

     (iii) the amount and form of any Stock Options to Employees, including, but not limited to, whether any Stock Option is structured to be an ISO, and


     (iv) the limitations, restrictions and conditions applicable to any Stock Option granted to any Employee or Non-Employee Director, including, but not limited to, whether the right to exercise any Stock Option, in whole or in part, will be subject to a vesting schedule.

     In making such determinations, the Board may take into account the nature of the services rendered by such Employees, or Non-Employee Directors or classes thereof, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

     (c) Interpretations. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Stock Options and make all other determinations it deems necessary or advisable for the administration of the Plan.

     (d) Determinations. The determinations of the Board on all matters regarding the Plan shall be conclusive.

     (e) Nonuniform Determinations. The Board's determinations under the Plan, including without limitation, selection of the individuals to receive Stock Options, the terms and provisions of Stock Options thereof and the agreements evidencing the same, need not be uniform and may be made by it selectively among individuals who receive or are eligible to receive Stock Options under the Plan, whether or not such individuals are similarly situated.

     (f) Determinations With Respect to Stock Options Granted to Employees. All determinations with respect to the identity of any Employee to whom a Stock Option shall be granted, the timing or exercise price thereof, or the number of shares of Common Stock subject thereto, shall be made by a committee comprised of two or more members of the Board, who need not be the same as the Committee described in Section 3(a), above, none of whom may be an Employee.


     4. Maximum Limitations. The aggregate number of shares of Common Stock available for grant under the Plan is two hundred fifty-eight thousand, sixteen (258,016), as of the effective date of this amendment and restated plan, subject to adjustment pursuant to Section 8, below. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled, without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

     5. Conditions of Options. Any Stock Option granted pursuant to this Plan shall, by its terms, be subject to the following limitations and conditions:

     (a) Option Price. The option price for each Stock Option shall be the fair market value of the number of shares of Common Stock subject thereto at the time of the grant thereof.

     (b) Term of Option. No Stock Option shall be exercisable after the date which is 10 years from the date it is granted.

     (c) Time of Grants. No Stock Option shall be granted more than 10 years from the earlier of the date of adoption of the Plan by the Board or the date of shareholder approval hereof; provided, however, that the Plan and all Stock Options granted prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with their terms.

     (d) Expiration of Stock Option. A Stock Option must, by its terms, expire no later than the date that the employment of the Employee or the service of the Non-Employee Director with the Company terminates for any reason, except in the following circumstances:

     (i) In the case of an Employee or Non-Employee Director who dies while employed by or in the service of the Company, his Stock Option may, by its terms, permit his estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance to exercise the Stock Option, in whole or in part, at any time on or before the expiration date set forth therein; and

     (ii) In the case of an Employee or Non-Employee Director whose employment or service with the Company is terminated for reasons other than pursuant to a Termination for Cause, his Stock Option may, by its terms, permit him to exercise the Stock Option, in whole or in part, at any time on or before the expiration date set forth therein.




     6. Exercise of Stock Options.

     (a) In General. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided that such determinations are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code in the case of an ISO.

     (b) Manner of Exercise of Options and Payment for Common Stock. Stock Options may be exercised by an optionee by giving written notice to the Corporate Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

     (c) Timing of Exercise. No Stock Option may be exercised during the first six months of its term except in the case of death of the Employee or Non-Employee Director to whom it was granted if, in accordance with Section 5(d)(i), above, the Stock Option has not expired upon the Employee's or Non-Employee Director's death.

     7. Transferability. No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution as described in
Section 5(d)(i), above, or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock
Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by an Employee or Non-Employee Director during his or her lifetime, or by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance if permitted by Section 5(d)(i), above.

     8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board shall determine for any increase or decrease in the number of shares of issued Common Stock resulting from a division or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.


     9. Dissolution, Merger and Consolidation. Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to the terms thereof, each Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction; provided further, however, that upon a merger or consolidation of the Company in which the Company is not the surviving corporation, in lieu of such notice, each such Stock Option shall be converted to an option to acquire shares of the surviving corporation, the number of which shall be based on the relative values of the Common Stock and such surviving corporation's common stock on the date of such merger or consolidation.

     10. Effective Date and Conditions Subsequent to Effective Date. The Plan shall become effective on the date of approval of the Plan by the holders of a majority of the shares of Common Stock of the Company; provided, however, that the adoption of the Plan is subject to such shareholder approval within 12 months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

     11. Expiration of Stock Option. Each Stock Option shall, unless sooner expired pursuant to Section 5(d), above, expire on the expiration date set forth in the applicable option agreement.

     12. Incentive Stock Options. Some or all of the Stock Options granted to Employees pursuant to this Plan may be options which are intended to be ISOs. Only those Stock Options which, by their terms, are expressly intended to qualify as ISOs shall be considered as such. In addition to the other provisions of this Plan, the provisions of this Section 12 apply to grants of ISOs hereunder. In the event of a conflict between any provision of this Section 12 and provision of any other Section of this Plan, the provision of this Section 12 shall prevail.

     (a) Identity of Optionees. ISOs may be granted only to Employees (and not Non-Employee Directors).

     (b) More-than-10% Shareholders. No Employee may receive an ISO under the Plan if such Employee, at the time the Stock Option is granted, owns (as defined in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary, unless the option price for such ISO is at least 110% of the fair market value of the Common Stock subject to such ISO on the date of grant and such ISO is not exercisable after the date five years from the date such Option is granted.

     (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each ISO as of the date of grant) of the capital stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under this Plan or any other plan of the Company or any subsidiary of the Company) shall not exceed $100,000.


     13. Stock Options for Non-Employee Directors. As of June 30, 1999, and June 30 of each year thereafter through June 30, 2004, or until termination of this Plan, if earlier, the Company shall grant to each Non-Employee director a Nonqualified Option with respect to one thousand two hundred and sixteen (1,216) shares of Common Stock, subject to such terms as the Board may determine in accordance with the terms of the Plan. No other Stock Options shall be granted to Non-Employee Directors pursuant to this Plan. If the number of shares of Common Stock remaining for grant under the Plan is not sufficient for each Non-Employee Director to be granted a Stock Option for one thousand two hundred and sixteen (1,216) shares on any grant date, then each Non-Employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available under the Plan, divided by the number of Non-Employee Directors as of the grant date, disregarding any fractions of a share.

       14.    Miscellaneous.

     (a) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

     (b) No Obligation To Exercise Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

     (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan, or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company:


     (i) Materially increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 8, above;

     (ii) Materially modify the class of eligible Employees under the Plan;

     (iii) Materially increase benefits to any Employee or Non-Employee Director who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or

     (iv) Effect a change relating to an ISO granted hereunder which is inconsistent with Section 422 of the Code.

     No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof. This Plan shall not be amended to modify any of the terms of Section 13, above, or to otherwise modify the terms of the Plan relating to the selection of the Non-Employee directors to whom Stock Options are to be granted, the timing or exercise price thereof, or the number of shares of Common Stock subject thereto, more often then every six months, unless such changes are required to comport with changes in the Code.

     (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

     (e) Withholding Taxes.

     (i) Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (if any) then applicable prior to the delivery of any certificate or certificates for shares of Common Stock.

     (ii) Upon the disposition of any Common Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (if any) then applicable as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

     (f) Right To Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Employee or Non-Employee Director the right to continue in the employment or other service of the Company, or any subsidiary thereof, or affect any right which the Company or any subsidiary may have to terminate the employment or service of such Employee or Non-Employee Director.

     (g) Rights as a Shareholder. No optionee shall have any right as a shareholder with respect to shares of Common Stock subject to a Stock Option unless and until certificates for such shares are issued to him or her.

     (h) Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Employee or Non-Employee Director. Without limiting the generality of the foregoing, the Board shall be entitled to determine:

     (i) Whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and

     (ii) The impact, if any, of any such leave of absence on Stock Options granted under the Plan theretofore made to any Employee or Non- Employee Director who takes such leave of absence.

     (i) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

     (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the trading day immediately preceding such given date;

     (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the composite tape for the trading day immediately preceding such given date; and

     (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to a ISO shall be inconsistent with Section 422 of the Code.

     (j) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is personally delivered to the Secretary of the Company at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee on the date it is personally delivered to him or her or three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (k) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Pennsylvania, to the extent not superseded by federal law.

     (l) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

                                                                       * * * * *